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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of AmeriGas Partners, L.P. of our report dated December 6, 2004 relating to the financial statements, which appears in AmeriGas Partners, L.P.'s 2004 Annual Report to Unitholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended September 30, 2004. We also consent to the incorporation by reference of our report dated December 6, 2004 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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Philadelphia, PA
October 3, 2005